Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-227336, No. 333-257763 and No. 333-268990), and on Form F-4 (No. 333-250016) of HUYA Inc. of our report dated April 26, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

April 26, 2023